Exhibit 10.08

TERMINATION AND NON-COMPETE AGREEMENT

This Termination and Non-Compete Agreement (this “Agreement”) is made as of August 29, 2006, by and among Viisage Technology, Inc., a Delaware corporation (“Parent”), and L-1 Investment Partners, LLC, a Delaware limited liability company (“L-1”).

WHEREAS, Identix Incorporated (the “Company”), VIDS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Parent are the parties to Agreement and Plan of Reorganization dated January 11, 2006, as amended, (the “Merger Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company, with the Company to be the surviving corporation (the “Merger”). Capitalized terms used and not otherwise defined herein, and defined in the Merger Agreement, shall have the respective meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	At the Effective Time, Parent and L-1 shall terminate all arrangements whereby L-1 and its Affiliates provide financial, advisory, administrative or other services to Parent or its Affiliates, including without limitation all agreements scheduled on Exhibit A hereto. For the avoidance of doubt, all Warrants previously granted by the Company to L-1 or its affiliates shall continue in full force and effect from and after the Effective Time.

2.	L-1 hereby agrees that during the Restricted Period, L-1 and its affiliates (as defined in the Merger Agreement, but excluding any affiliate who has entered into a separate non-compete arrangement with Parent or the Company pursuant to an employment or other agreement) will not, directly or indirectly, individually or as a consultant to, or employee, officer, director, manager, stockholder, partner, member or other owner or participant in any business entity, other than Parent and its subsidiaries, engage in or assist any other person or entity to engage in any business which directly or indirectly competes with Parent or the Company in the business of biometrics, credentialing or ID management anywhere in the United States or anywhere else in the world where Parent or the Company does business, or plans to do business or is actively evaluating doing business; provided, that nothing contained herein shall prohibit L-1 from being a passive owner of less than one percent (1%) of the outstanding stock or any class of securities of any corporation or other entity which is publicly traded or privately held (other than with respect to current investments made by L-1 and its Affiliates set forth on Exhibit B hereto). For purposes of this Agreement, “Restricted Period” shall mean the “Term” as defined in the employment agreement, dated as of the date hereof, by and between Parent and Robert L. LaPenta, as amended, supplemented or modified from time to time, and the twelve (12)-month period following the expiration of the Term.

3.	L-1 acknowledges that a breach of this Agreement could result in irreparable injury to Parent for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, Parent shall be entitled to obtain a temporary restraining order and/or a preliminary injunction and a permanent injunction restraining L-1 from engaging in any activities prohibited herein or such other equitable relief as may be required to enforce this Agreement.

4.	This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

5.	This Agreement is contingent upon and shall become effective upon consummation of the Merger at the Effective Time.

6.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

[Signature Page Follows]

2

The parties have executed this Agreement as of the date first above written.

VIISAGE TECHNOLOGY, INC.

By:	/s/ Thomas Reilly
Name:	Thomas Reilly
Title:	Chairman of the Compensation Committee

L-1 INVESTMENT PARTNERS LLC

By:	/s/ Robert V. LaPenta
Name:	Robert V. LaPenta
Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT A

1. Consulting Agreement, dated as of August 29, 2006, by and between, L-1 Investment Partners LLC, a Delaware limited liability company (“Consultant”), and Viisage Technology, Inc., a Delaware corporation (the “Company”), except (i) Sections 2(a), 3 and 4 thereof (relating to fees and Services, representations and warranties and indemnification, respectively), which shall survive such termination and remain in full force and effect thereafter, and (ii) any warrants previously granted by the Company to the Consultant or its affiliates.

EXHIBIT B

1. AFIX Technologies, Inc.